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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


                        Date of Report (January 21, 2004)



                          ALLIANCE HEALTH, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State of other jurisdiction of incorporation)


          33-17387                                     75-2192377
   (Commission File Number)         (IRS Employer Identification No.)



              421 E. Airport Freeway, Irving, Texas 75062
                (Address of principal executive office)




Registrant's telephone number, including area code:  (972)-255-5533





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Item 5.  Other Events.

On January 21, 2004, the Alliance Health Board of Directors declared a 36 cents per share dividend to shareholders of record close of business February 6, 2004. Alliance Health has 1,534,066 shares of common stock outstanding. Following payment of the dividend, expected to be on or about the week of February 9, 2004, Alliance Health will have approximately $15,000 in cash on hand and no other assets or significant liabilities. Alliance Health does not have any business activity other than seeking to combine with an existing business entity. Alliance Health does not have, as of this date, any potential combination candidates. While management continues to search for a business with which to combine, there can be no assurance that we will be successful.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: January 21, 2004                 By: /s/Sarkis J. Kechejian, M.D.
                                            Sarkis J. Kechejian, M.D.,
                                            President and Treasurer





















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